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                                                                    Exhibit 21.1

                      CHICAGO MINIATURE LAMP, INC. ("CML")

                     SUBSIDIARIES AND PARTNERSHIP INTERESTS

                                       State or Jurisdiction      Type of       Percent
      Subsidiary or Partnership           of Incorporation       Interest*       Owned       Owned by
      -------------------------           ----------------       ---------       -----       --------
Industrial Devices, Inc. ("IDI")            New Jersey                 C         100%      CML
Plastomer Inc.                              Ontario                    C         100%      IDI
Fredon Development Industries, Inc.         New Jersey                 C         100%      IDI
IDI Internacional S.A.                      Costa Rica                 C         100%      IDI
Badalex Limited ("Badalex")                 England                    C         100%      CML
CML Shipping Limited                        England                    C         100%      Badalex
Chicago Miniature Lamp
   Europe Limited                           England                    C         100%      Badalex
CML Lighting Limited                        England                    C         100%      CML
CML Fiberoptics, Inc.
   ("Fiberoptics")                          Massachusetts              C         100%      CML
Electro Fiberoptics Corp.                   Massachusetts              C         100%      Fiberoptics
CML Air, Inc.                               New Hampshire              C         100%      CML
Alba Speziallampen Holding
   GmbH ("Alba Holding")                    Germany                  LLC         100%      CML
W. Albrecht BmbH u. Co KG
   ("Albrecht GmbH")                        Germany                   LP        99.9%      Alba Holding
W. Albrecht BmbH u. Co KG
   ("Albrecht GmbH")                        Germany                   GP          .1%      Alba GmbH
Alba Speziallampen GmbH
   ("Alba GmbH")                            Germany                  LLC         100%      Alba Holding
W. Albrecht Grundstucksgesellschaft
   GmbH u Co Gbr                            Germany                   LP        99.9%      Alba Holding
W. Albrecht Grundstucksgesellschaft
   GmbH u Co Gbr                            Germany                   GP          .1%      CML
Arnold GmbH                                 Germany                  LLC         100%      Alba Holding
BSC Arnold GmbH & Co
   Softwareentwicklung und-beratung         Germany                   GP         100%      Alba Holding
Alba Light Design GmbH                      Germany                  LLC         100%      Albrecht GmbH
A&S Electric, spol.s.r.o.
   (GmbH) (CZ)                              Czech Republic           LLC          60%      Albrecht GmbH
Alba Technology (M) Sdn. Bhd.               Malaysia                   C          70%      CML
Alba Lamps, Inc.                            Illinois                   C         100%      CML
Valmont Electric, Inc.                      Delaware                   C         100%      CML

* C=Corporation, LLC=Limited Liability Company, LP=Limited Partnership Interest, GP=General Partnership Interest